UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2019

Date of Report (Date of earliest event reported)

U.S. Wireless Online, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-61424	82-0505220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St., Suite R Sheridan, WY	85801
(Address of principal executive offices)	(Zip Code)

(312) 481-6850

(Registrant's telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.01 of the Current Report on Form 8-K filed on January 23, 2020 (the “Original Form 8-K”) to correct an error on the elected officers and the date of the earliest stated event. Steven Saunders was incorrectly listed as the Chief Executive Officer. The report should have read that Stephen Morris was the Chief Executive Officer.

The earliest event reported date was stated incorrectly as January 23, 2019, and should have read November 26, 2019.

No other changes have been made to the Original Form 8-K.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2019, US Wireless Online, Inc., a Wyoming corporation (the “Company”) entered into a non-binding Letter of Intent with AKBB Holdings, LLC, a Nevada corporation. On November 25, 2019, the Registrant and AKBB Holdings, LLC mutually agreed to cancel/rescind the Conditional Binding Letter of Intent (“LOI”) between them dated October 21, 2019. The parties agreed that the mutual cancellation/rescission is based on the inability of the parties to complete the terms of the agreement in the agreed upon time.

On November 26, 2019 US Wireless Online, Inc., a Wyoming corporation (the “Company”) entered into a Securities Purchase Agreement with BUBBLR LTD, an entity organized under the laws of England and Wales.

On December 12, 2019 US Wireless Online, Inc. (UWRL), a Wyoming corporation executed an Agreement and Plan of Merger with BUBBLR Holdings Limited and UWRL Acquisition Inc, a wholly owned subsidiary or UWRL.

Item 3.02 Unregistered Sales of Equity Securities

On November 26, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 500,000,000 shares of common stock) of the company for an agreed upon purchase price to BUBBLR LTD, an entity organized under the laws of England and Wales. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to BUBBLR LTD. gave the controlling vote to control and govern the affairs of the company going forward.

The issuance of shares to BUBBLR LTD was completed in reliance on Rule 506 of Regulation D of the Securities Act of 1933, recognizing that these parties were all accredited investors, as defined under Rule 501 of Regulation D of the Securities Act of 1933. All securities issued were issued as restricted securities and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933. No general solicitation or general advertising was conducted in connection with the sales of the shares.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 500,000,000 shares of common stock) of the company for an agreed upon purchase price to BUBBLR LTD, an entity organized under the laws of England and Wales.

As a result of the Securities Sales Agreement, all the former officers of company resigned their appointments.  The Company has appointed Stephen Morris as the Company's Chief Executive Officer, Stephen Morris as President and Secretary, and Virginia Hay as Chief Financial Officer.

The parties were arms-length at the time of entering into the transaction. There was no relationship between the Company and BUBBLR LTD. or any affiliate, director, officer, or associate of the Company.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U.S. WIRELESS ONLINE, INC.

DATED: June 10, 2020	By:	Stephen Morris

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